UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2005
Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

4211 South 102nd Street
Omaha, Nebraska		68127
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 15, 2005, Ameritrade Holding Corporation (“Ameritrade”), entered into a commitment letter for financing $2.2 billion in senior credit facilities from an underwriting group led by Citigroup Global Markets Inc. and including Merrill Lynch Capital Corporation, UBS Securities LLC and J.P. Morgan Securities Inc. and certain affiliates of each of them (the “Commitment Letter”). The senior credit facilities described in the Commitment Letter include: (a) a senior secured term loan facility in the aggregate principal amount of $250 million (the “Term A Facility”), (b) a senior secured term loan facility in the aggregate principal amount of $1.65 billion (the “Term B Facility”) and (c) a senior secured revolving credit facility in the aggregate principal amount of $300 million (the “Revolving Facility”) (together, the “Financings”). The lenders’ commitments under the Commitment Letter terminate on the earlier of the date the definitive loan documents related to the Financings become effective and March 31, 2006.
The Company intends to use the proceeds from the Term A Facility and Term B Facility to fund a portion of the proposed $6 per share special cash dividend to be paid in connection with the acquisition of TD Waterhouse Group, Inc. (the “TD Waterhouse Acquisition”) and the Revolving Facility for general corporate purposes. Pursuant to the Commitment Letter, the Company may prepay borrowings without penalty.
Ameritrade will be entitled to make borrowings at an interest rate based on the base rate (as defined below) plus the applicable margin (as defined below) or the London Interbank Offered Rate (“LIBOR”) plus the applicable margin. The Commitment Letter provides that the applicable margin for the Term B Facility will be 1.75% for LIBOR advances and 0.75% for base rate advances. The Commitment Letter provides that the applicable margin for the Term A Facility and the Revolving Facility will be 1.50% for LIBOR advances and 0.50% for base rate advances, provided that the applicable margin for the Term A Facility and the Revolving Facility will be adjusted upon delivery of Ameritrade financial statements for the first fiscal quarter occurring immediately following the consummation of the TD Waterhouse Acquisition pursuant to a leverage-based pricing grid to be mutually agreed. The Commitment Letter provides that the base rate will be the higher of the prime rate of the administrative agent for the Financings and the Federal Funds rate plus 0.50%. The Commitment Letter also provides that Ameritrade will be obligated to pay from time to time letter of credit fees equal to the applicable margin in respect of LIBOR advances on each outstanding letter of credit under the Revolving Credit Facility. In addition, the Commitment Letter provides that Ameritrade will pay fronting fees to the issuing bank in respect of the Letters of Credit in an amount to be agreed. A commitment fee at the rate of 0.375% per annum will accrue on any unused amount of the Revolving Facility. The interest rate margins are subject to increase under certain circumstances.
The lenders’ financing commitments under the Commitment Letter are subject to the following, among other, conditions: (a) the preparation, execution and delivery of definitive loan documents incorporating substantially the terms of the Commitment Letter, (b) the absence of any material adverse effect on Ameritrade and its subsidiaries, taken as a whole, (c) the absence of any material adverse effect related to TD Waterhouse, (d) the certification as to the solvency of Ameritrade and its subsidiaries after giving effect to the TD Waterhouse Acquisition, (e) evidence as to the existence, upon completion of all applicable filings to be made after the closing date of the Financings, of a first priority perfected security interest in the collateral related to the Financings, (f) receipt of all governmental and third party approvals or consents required for the TD Waterhouse Acquisition and the Financings and (g) the consummation of the TD Waterhouse Acquisition prior to or simultaneously with the closing of the Financings or evidence that the TD Waterhouse Acquisition will be consummated promptly following the closing of the Financings. In addition, the making of each extension of credit pursuant to the definitive loan documents is conditioned on the accuracy in all material respects of the representations and warranties included in the definitive loan documents and there being no default or event of default (to be defined in the definitive loan documents) in existence at the time of, or after giving effect to the making of, such extension of credit.
The Term A Facility will mature six years following the initial extension of credit under the Financings. The Term B Facility will mature seven years following the initial extension of credit under the Financings. The Revolving Facility will mature five years following the initial extension of credit under the Financings. The Financings will be subject to certain mandatory prepayments, which will include prepayments based on amounts of excess cash flow to be defined.
The obligations of Ameritrade will be guaranteed by certain of its subsidiaries, excluding subsidiaries that are registered broker-dealers. The Facilities and the guarantees will be secured by substantially all the assets of Ameritrade and the guarantors. The loan documents will contain customary covenants and representations and warranties.
Pursuant to the Commitment Letter, Ameritrade has agreed to indemnify and hold harmless each lender from any claims arising out of or in connection with the Commitment Letter, the definitive loan documents or the transactions contemplated thereby.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
Please see Item 1.01 above.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a definitive proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) with a filing date of December 5, 2005. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRADE HOLDING CORPORATION

Date: December 21, 2005	By:	/s/ JOHN R. MACDONALD
		Name:	John R. MacDonald
		Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer